UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2016, the Board of Directors (the “Board”) of Meritor, Inc. (the “Company”) and Ivor J. Evans agreed that Mr. Evans will step down as Executive Chairman of the Board effective immediately. Mr. Evans will remain a director of the Company. The Board has elected William R. Newlin to serve as an non-executive Chairman of the Board effective immediately. A copy of the Company’s Press Release with respect to this transition is attached hereto as Exhibit 99-a and incorporated herein by reference.

Mr. Evans and the Company have entered into a Letter Agreement dated as of April 21, 2016 (the “Agreement”), a copy of which is filed as Exhibit 10-a to this Form 8-K and incorporated herein by reference. Pursuant to the Agreement, the Company and Mr. Evans have agreed that his employment, salary and certain benefits will end as of April 30, 2016. However, Mr. Evans will be eligible to earn a pro-rated portion of the incentive award for fiscal year 2016 under the Company’s Incentive Compensation Plan (the “ICP”). Payment of any amounts under the ICP to Mr. Evans will be determined and made after the completion of the Company’s 2016 fiscal year and is contingent upon the Company’s performance against pre-established performance targets for fiscal year 2016 in accordance with the terms of the ICP.

Mr. Evans holds certain vested and unvested stock options granted under the Company’s 2010 Long-Term Incentive Plan (the “LTIP”) pursuant to a Stock Option Agreement, effective as of September 11, 2013, by and between the Company and Mr. Evans (the “Stock Option Agreement”). Pursuant to the Agreement, the Company has agreed that Mr. Evans may exercise any vested options held by Mr. Evans pursuant to the Stock Option Agreement until the expiration of such options on September 11, 2018. The Company has also agreed that any unvested options held by Mr. Evans pursuant to the Stock Option Agreement will vest and become exercisable by Mr. Evans if the performance-based vesting criteria contained in the Stock Option Agreement are met on or before September 30, 2016, the end of the performance period under the Stock Option Agreement.

Mr. Evans also holds certain performance share units granted under the LTIP pursuant to a Performance Share Unit Agreement, effective as of December 1, 2013, by and between the Company and Mr. Evans with respect to the fiscal 2014-2016 performance period (the “Performance Unit Agreement”). Pursuant to the Agreement, the Company has agreed that Mr. Evans will vest on December 1, 2016 in all performance share units granted to Mr. Evans pursuant to the Performance Unit Agreement. Payment with respect to such performance share units will be determined and made after the completion of the Company’s 2016 fiscal year and is subject to the Company’s achievement of the performance goals set forth in the Performance Unit Agreement with respect to the fiscal 2014-2016 performance period. All other unvested performance share units and unvested restricted share units held with respect to the fiscal 2015-2017 and fiscal 2016-2018 performance periods held by Mr. Evans will be cancelled and forfeited in accordance with their terms and the terms of the LTIP.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2016, the Board, upon the recommendation of its Corporate Governance and Nominating Committee, adopted Amended and Restated By-laws effective April 21, 2016, a copy of which is filed as Exhibit 3-b to this Form 8-K and incorporated herein by reference. The amended provisions of the Amended and Restated By-laws relate to the elimination of the Executive Chairman of the Board officer position and providing for a non-executive Chairman of the Board, who shall be independent.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3-b	Amended and Restated By-laws of Meritor, Inc. effective April 21, 2016.
10-a	Letter Agreement dated as of April 21, 2016 between Meritor, Inc. and Ivor J. Evans.
99-a	Press Release dated April 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: April 22, 2016	By:	/s/ Richard D. Rose
Richard D. Rose
Interim Senior Vice President, General Counsel
& Secretary

EXHIBIT INDEX

Exhibit Number	Description
3-b	Amended and Restated By-laws of Meritor, Inc. effective April 21, 2016.
10-a	Letter Agreement dated as of April 21, 2016 between Meritor, Inc. and Ivor J. Evans.
99-a	Press Release dated April 21, 2016.